EXHIBIT 10(l) - MATERIAL CONTRACTS


                            FIFTH AMENDMENT TO THE
                   NATIONAL WESTERN LIFE INSURANCE COMPANY
                   NON-QUALIFIED DEFERRED COMPENSATION PLAN


     This Fifth Amendment to the National Western Life Insurance Company Pension Plan (the Plan) is hereby made and entered into this 1st day of July, 1998, by National Western Life Insurance Company (the Company).

         WITNESSETH:

     WHEREAS, the Plan was originally established effective January 1, 1991, and amended and restated effective April 1, 1995; and

     WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at any time; and

     WHEREAS, the Company desires to change certain provisions of the Plan;

     NOW THEREFORE, the Plan is hereby amended as follows:

1. Section 3.1., Participant Contribution, is hereby amended, effective July 1, 1998, to read as follows:

"Each Employee who becomes a Participant in accordance with Article II hereof may elect to make contibutions to the Plan on a pre-tax basis in increments of one-quarter percent (1/4% or 0.25%) of his Compensation, from one-quarter percent (1/4% or 0.25%) to fifty percent (50%).

Each Participant's pre-tax salary deferral agreement shall be made in writing on such forms as the Committee shall prescribe, and shall be effective on a Plan Year basis, or until changed in accordance with subsequent provisions of this Section 3.1. A Participant's election hereunder may be completely discontinued at any time, and may be changed on any periodic basis defined and approved by the Committee, or as of any Valuation Date, provided that notice of such change is received at least thirty (30) days prior to such Valuation Date for Compensation to be earned for services rendered following such date, or within such time frame as is approved by the Committee. If, as of any Valuation Date, or as of the last day of any time period defined and approved by the Committee in accordance with the provisions of this Section 3.1, a Participant does not submit a new election, his previous election shall be deemed to continue."

     IN WITNESS WHEREOF, the National Western Life Insurance Company has executed this Second Amendment.

ATTEST:                         NATIONAL WESTERN LIFE INSURANCE COMPANY

                                By:


                                Its:




                              Approved by National Western Executive Committee on July 24, 1998